UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

Strategic Storage Trust VI, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56545	85-3494431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Series D Cumulative Redeemable Preferred Unit Purchase Agreement

On September 4, 2025, SSSR Preferred Investor, LLC (the “Series D Preferred Investor”), an affiliate of SmartStop Self Storage REIT, Inc. (NYSE: SMA), which is the ultimate parent company of the Company’s sponsor, agreed to purchase up to 1,400,000 Series D Cumulative Redeemable Preferred Units (the “Series D Preferred Units”) of limited partnership interest in Strategic Storage Operating Partnership VI, L.P. (the “Operating Partnership”), the operating partnership of Strategic Storage Trust VI, Inc. (the “Company”), in consideration for up to $35 million pursuant to a Series D Cumulative Redeemable Preferred Unit Purchase Agreement (the “Series D Preferred Unit Purchase Agreement”) dated September 4, 2025 by and among the Company, the Operating Partnership, and the Series D Preferred Investor.

The Series D Preferred Unit Purchase Agreement provides that the purchase price for the Series D Preferred Units shall be equal to $25 per share (the “Purchase Price”). The Series D Preferred Units require an investment fee equal to 1.0% of the amount invested at any closing. The terms of the Series D Preferred Units includes certain rights, preferences, powers, privileges and restrictions, qualifications and limitations as are set forth in Amendment No. 5 to the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “OP Agreement Amendment”), which amended the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended (the “Operating Partnership Agreement”), which are described in more detail below under the heading “Terms of the Series D Cumulative Redeemable Preferred Units.”

The Company intends to use the net proceeds from the issuance of the shares to pay down indebtedness (including amounts owed to the Company’s sponsor), to fund development and improvement pipelines, for working capital or for other general corporate purposes.

On September 4, 2025, the Operating Partnership issued 200,000 Series D Preferred Units in exchange for the initial $5 million investment by the Series D Preferred Investor pursuant to the Series D Preferred Unit Purchase Agreement.

The foregoing summary of the material terms of the Series D Preferred Unit Purchase Agreement is qualified in its entirety by references to the Series D Preferred Unit Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 5 to the Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

Concurrent with its entry into the Series D Preferred Unit Purchase Agreement, the Company and the Operating Partnership entered into the OP Agreement Amendment. The foregoing summary of the OP Agreement Amendment is qualified in its entirety by reference to the OP Agreement Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Terms of the Series D Cumulative Redeemable Preferred Units

As set forth in the OP Agreement Amendment, the Series D Preferred Units have the following characteristics:

Ranking: The Series D Preferred Units, with respect to distribution rights and rights upon liquidation, dissolution, or winding up of the operating partnership, rank: (a) senior to all common units, and to all equity securities issued by the Operating Partnership the terms of which provide that such equity securities shall rank junior to such Series D Preferred Units; (b) on a parity with all equity securities issued by the operating partnership other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Operating Partnership the terms of which provide that such equity securities shall rank senior to the Series D Preferred Units, including the Series B Preferred Units issued by the Operating Partnership. The term “equity securities” shall not include convertible debt securities.

Distribution Rate: Outstanding Series D Preferred Units receive current distributions at a rate of 6.0% per annum on the liquidation amount until the second anniversary of the date of issuance, 7% per annum commencing thereafter until the third anniversary of the date of issuance, 8.0% per annum commencing thereafter until the fourth anniversary of the date of issuance, and 9% per annum thereafter, payable monthly and calculated on an actual/360 basis.

Liquidation Rights: Upon any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, before any distribution or payment to holders of common units or any Junior Units and after any distribution to Senior Units, the holders of Series D Preferred Units are entitled to receive a payment equal to $25.00, plus an amount equal to any accrued and unpaid distributions (whether or not accumulated or authorized and declared) to the date of payment, subject to appropriate adjustment in relation to any recapitalizations, unit distribution, unit splits, unit combinations, reclassifications or other similar events which affect the Series D Preferred Units, plus an amount equal to accrued but unpaid cash distributions thereon, if any, to but not including the date of payment.

Redemptions; Repurchases: The Operating Partnership may redeem the Series D Preferred Units in whole or in part at the option of the Operating Partnership at any time or from time to time following the second anniversary of the initial issuance of the Series D Preferred Units at a redemption price equal to 100% of the Liquidation Preference, plus an amount equal to accrued but unpaid cash distributions thereon to the date of redemption. In addition, following an Optional Repurchase Event (as defined in the OP Agreement Amendment) and for a period of 90 days thereafter, holders of Series D Preferred Units may request a repurchase of Series D Preferred Units at a repurchase price equal to 100% of the Liquidation Preference, plus an amount equal to accrued but unpaid cash distributions thereon, to the date of repurchase.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Series D Cumulative Redeemable Preferred Unit Purchase Agreement, dated as of September 4, 2025, by and among Strategic Storage Trust VI, Inc., Strategic Storage Operating Partnership VI, L.P. and SSSR Preferred Investor, LLC

10.2 Amendment No. 5 to Second Amended and Restated Limited Partnership Agreement of Strategic Storage Operating Partnership VI, L.P.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST VI, INC.

Date: September 5, 2025	By: /s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer